Exhibit 10.1

FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT

This First Amendment to Real Estate Purchase and Sale (this "Amendment") is made effective as of May 20, 2021 by and between Stoneridge, Inc., an Ohio corporation (“Seller”) and Sun Life Assurance Company of Canada, a Canadian corporation (“Buyer”).

Seller and Buyer are parties to that certain Real Estate Purchase and Sale Agreement with an Effective Date of May 7, 2021 (the "Agreement of Sale”), pursuant to which Buyer agreed to acquire from Seller certain real property known as 300 Dan Road, Canton, Massachusetts, as more particularly described in the Agreement of Sale. Seller and Buyer now desire to amend the Agreement of Sale.

Now therefore, in consideration of the terms and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer hereby agree to amend the Agreement of Sale as follows:

1.Study Period.  Section 1.20 of the Agreement of Sale is hereby amended to delete the date “May 20th, 2021” and to insert in place thereof the date “May 27th, 2021.”

2.Tenant Allowance.  Section 7.2 of the Agreement of Sale is hereby amended to add the following at the end of the Section:

“In addition, Seller shall credit Buyer at Closing for any portion of the $1,325,600.00 Tenant Improvement Allowance payable to the Tenant pursuant to Section 3(e) of Addendum 5 to the Lease which remains unpaid as of the Closing Date.”

3.Miscellaneous.  As amended hereby, the Agreement of Sale remains in full force and effect.  In the event of conflict between the terms and conditions of the Agreement of Sale and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.  This Amendment may be executed in one or more counterparts.  Delivery of an executed counterpart of a signature page to this Amendment by Docu-Sign or PDF by email shall be as effective as delivery of an original executed counterpart of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above.

BUYER:

SUN LIFE ASSURANCE COMPANY OF CANADA

By: BentallGreenOak (U.S.) Limited Partnership, a Delaware limited partnership, its general partner

By: BentallGreenOak (U.S.) GP, LLC, a Delaware limited liability company, its general partner

By:_/s/ Kevin Rivest__________________

Name: _Kevin Rivest_________________

Title: _Managing Director_____________

By:__/s/ Kevin Yen___________________

Name: _Kevin Yen____________________

Title: _Vice President__________________

SELLER:

STONERIDGE, INC.

By:_/s/ Robert R. Krakowiak___________

Name: _Robert R. Krakowiak__________

Title: Executive Vice President, Chief Financial Officer